UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35479 (Commission File Number)	20-5956993 (I.R.S. Employer Identification Number)

Fulbright Tower, 1301 McKinney Street, Suite 2300 Houston, TX 77010 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.

On September 5, 2017, MRC Global Inc. (the “Company”) issued a press release announcing that it is launching an effort to refinance in full the Company’s $414 million in outstanding principal amount of senior secured term loans under its existing term loan B, scheduled to mature in November 2019. As part of this effort, the Company will seek to enter into a new, seven-year senior secured $400 million term loan B credit facility. In addition, the Company intends to amend its existing asset based lending (ABL) facility to extend the maturity to 2022 and size the new ABL facility at $800 million. The Company expects to use proceeds of such a new term loan facility, together with a draw under the company’s ABL facility, to repay in full all indebtedness outstanding under the existing term loan facility.

Although the Company is seeking to enter into a new term loan and new ABL facility, there can be no assurance that the Company will actually enter into a new term loan or new ABL facility, or what the ultimate terms of such new facilities will be. The Company’s ability to enter into these new facilities and use the proceeds thereof depends on, among other things, market conditions, reaching final agreement with lenders and the approval of the Company’s board of directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated September 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2017

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay

Daniel J. Churay
Executive Vice President – Corporate Affairs,
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated September 5, 2017

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